Exhibit 99.1

More information: James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2010

ACHIEVES THIRD QUARTER ADJUSTED EBITDA OF $84.0 MILLION

STAMFORD, Conn., October 29, 2010 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in customer engagement solutions that enhance and extend the relationship and loyalty of millions of consumers of financial service, retail, hospitality and e-commerce companies, announced today the financial results for the three month period ended September 30, 2010 (“third quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“This quarter, we achieved solid business performance overall, and we continue to expect our full year 2010 Adjusted EBITDA, excluding the impact of our Connexions acquisition, will be relatively flat as compared to 2009, as we anticipate making significant investments in our subscriber acquisition initiatives and programs, and the related marketing and commissions in the fourth quarter, when compared to the same time last year,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer.

Commenting further, Mr. Lipman added, “As we begin the process of integrating the Connexions acquisition that was completed in the third quarter, we are looking forward to an exciting future where we will be providing our clients and their consumers the most expansive set of programs available in loyalty rewards, leisure travel, savings and peace-of-mind in the industry, and doing so across multiple platforms in ways that will create an innovative, engaging experience.”

“However, due to further unanticipated delays in the timing of certain marketing campaigns during the third quarter, particularly in our domestic Membership business, we expect to see a tempering of Affinion’s near-term revenue growth on a year-over-year basis, as delays in marketing similarly delay the revenue we expect to generate from an investment in a campaign.”

On July 1, 2010, the Company completed its previously announced acquisition of Connexions Loyalty Travel Solutions (“Connexions”) for an aggregate purchase price of $135 million, subject to certain adjustments. The Connexions business results are being reported in the Loyalty products business of the Company’s North American geographic segment.

On October 5, 2010, Holdings completed the private placement offering of $325 million in aggregate principal amount of 11.625% Senior Notes due 2015, with the net proceeds, together with cash distributions from the Company, used primarily to retire Holdings’ existing term loan. Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Mr. Lipman concluded, “With the successful refinancing of our Holdings term loan this quarter, and our $1 billion refinancing of Affinion’s term loan and credit facility earlier this year, we have strengthened our already-solid financial position by meaningfully extending our nearest maturities and providing us with significant flexibility for the foreseeable future, as we continue to responsibly and prudently grow the business.”

Results Highlights

Note: readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results.

Third Quarter Net Revenues

•

Net revenues for the third quarter of 2010 were $346.5 million as compared to $361.1 million for the third quarter of 2009, reflecting a decrease of 4.0%, with the decline due to lower North American and International products revenue.

•

In North America, higher revenue in Loyalty, due primarily to the acquisition of Connexions, was more than offset by lower other revenue in Membership associated with a contract termination settlement as well as lower Package revenue.

•

Excluding the absence of other revenue in Membership relating to a contract settlement recorded in the third quarter of 2009 and the $4.2 million of unfavorable impact from foreign exchange to International products revenue, net revenues would have been relatively flat for the third quarter of 2010 as compared to 2009.

Third Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) was $84.0 million as compared to $86.1 million for the third quarter of 2009.

•	Marketing and commissions expense decreased primarily from the timing of marketing spend in our Membership business and lower commissions in our International business.

•

Segment EBITDA for the third quarter of 2010 was $77.2 million as compared to $82.7 million for the third quarter of 2009, a decrease of $5.5 million, or 6.7%, as the lower marketing and commissions were more than offset by higher operating and general and administrative costs, as well as the impact from lower other revenue in Membership.

Segment Commentary

North America:

Membership products revenue declined $13.1 million, from $184.8 million to $171.7 million, or 7.1%, as compared to the third quarter of 2009. The decrease in net revenues was due primarily to the absence in 2010 of a contract termination settlement recorded in the third quarter of 2009, which caused a decline in other Membership revenue. Membership Segment EBITDA decreased $3.6 million, from $38.3 million to $34.7 million, as compared to the third quarter of 2009, as lower marketing and commission expense was offset by higher general and administrative costs and the lower other revenue.

Insurance and Package products revenue decreased $2.6 million, from $89.7 million to $87.1 million, or 2.9%, as compared to the third quarter of 2009, as a 2.9% increase in annualized revenue per supplemental insureds was more than offset by lower supplemental insureds. The cost of insurance was essentially unchanged as compared to the third quarter of 2009. Insurance and Package Segment EBITDA decreased $2.4 million in the third quarter, from $27.0 million to $24.6 million, or 8.9%, due primarily to the lower net revenues.

Loyalty products revenue increased $10.5 million, from $19.6 million to $30.1 million, or 53.6%, as compared to the third quarter of 2009, due to $11.5 million in revenue from the Connexions acquisition. Loyalty Segment EBITDA increased $3.2 million in the third quarter, from $6.8 million to $10.0 million, or 47.1%, due primarily to the contribution from the Connexions acquisition.

International:

International revenue decreased $9.3 million, from $67.8 million to $58.5 million, or 13.7%, as compared to the third quarter of 2009 primarily due to $4.2 million in unfavorable foreign exchange associated with the strengthening U.S. dollar as well as declines in package as contracts renewed at lower rates more than offset revenues from a business acquired in the fourth quarter of 2009. International Segment EBITDA decreased $4.9 million, from $12.7 million to $7.8 million, due primarily to the lower net revenues, which more than offset lower marketing and commissions, as well as higher general and administrative expenses related to success-based compensation associated with prior acquisitions.

Selected Liquidity Data

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities. For a more complete description of Affinion’s debt instruments at September 30, 2010, see the note in Table 2.

At September 30, 2010, Affinion had $303.1 million outstanding under the senior notes issued in 2005 and 2006 (net of discounts and premiums), $140.6 million outstanding under the senior notes issued in 2009 (net of discounts), $870.6 million outstanding under its term loan facility, and $352.8 million outstanding under the senior subordinated notes (net of discounts).

As of September 30, 2010, there were no outstanding borrowings under the Company’s revolving credit facility and $118.2 million was available for borrowing, after giving effect to the issuance of $6.8 million in letters of credit. Additionally, the Company had $188.9 million of unrestricted cash on hand, which does not give effect to the cash distribution paid to Holdings on October 5, 2010.

At September 30, 2010, Holdings had $304.0 million outstanding under the senior unsecured term loan (net of discounts), which was retired in full on October 5, 2010 in connection with the offering of the Holdings senior notes discussed above.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended September 30, 2010 for both Affinion and Holdings at 10:00 am (EDT) on Friday, October 29, 2010. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 19764076. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) November 2, 2010 by dialing
1-800-642-1687 (domestic) or 1-706-645-9291 (international) and entering passcode 19764076.

Important Notes

On October 17, 2005, Affinion Group Inc. completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor were acquired by Affinion in the Transactions.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three- and nine-month periods ended September 30, 2010, and the unaudited consolidated results of operations for the three- and nine-month periods ended September 30, 2009.

About Affinion Group

As a global leader with more than 35 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the company has approximately 4,000 employees throughout the United States and in 12 other countries, primarily in Europe, and markets in 15 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2010 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in Affinion’s reports filed with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR SELECTED

BUSINESS SEGMENTS

The following table provides data for selected business segments.

Member and insured amounts in thousands, except dollars and percentages

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Global Membership Products :
Retail
Average Members(1)(2)	6,766	7,854	7,077	7,934
Annualized Net Revenue Per Average Member(3)	$93.55	$83.11	$90.44	$80.49
Average Retail Members including wholesale formerly retail and other(2)(4)	8,830	9,792	9,060	9,910
Affinion North America:
Membership Products—
Retail
Average Members(1)	6,338	7,247	6,601	7,331
% Monthly Members	63.6%	53.3%	61.9%	50.5%
% Annual Members	36.4%	46.7%	38.1%	49.5%
Annualized Net Revenue Per Average Member(3)	$93.31	$81.50	$90.05	$79.77
Wholesale
Average Members(1)	5,963	5,726	5,854	5,591
Portion for service formerly retail and other(4)	1,926	1,938	1,872	1,976
Average Retail Members including wholesale formerly retail and other(4)	8,264	9,185	8,473	9,307
Insurance and Package Products—
Insurance
Average Basic Insured(1)	22,467	23,686	22,700	23,439
Average Supplemental Insured	4,379	4,522	4,423	4,564
Annualized Net Revenue per Supplemental Insured(3)	$61.36	$59.61	$60.72	$55.82
Package
Average Members(1)	8,096	6,554	7,896	6,166
Annualized Net Revenue Per Average Member(3)	$7.89	$10.45	$8.14	$11.47
Affinion International:
International Products—
Package
Average Members(1)	16,325	16,434	16,523	16,209
Annualized Net Revenue Per Average Package Member(3)	$6.95	$7.79	$7.12	$7.39
Other Retail Membership
Average Members(1)	1,277	1,392	1,279	1,484
Annualized Net Revenue Per Average Member(3)	$37.15	$39.09	$38.02	$34.46
New Retail Membership
Average Members(1)	428	607	476	603
Annualized Net Revenue Per Average Member(3)	$97.11	$102.35	$95.89	$89.20
Fee for service formerly retail(4)	138	—	111	—
New retail including formerly retail(4)	566	607	587	603

(1)

Average Members and Average Basic Insured for the period are each calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A member’s or insured’s, as applicable, account is added or removed in the period in which the member or insured, as applicable, has joined or cancelled.

(2)	Includes International Operations New Retail Average Members.

(3)

Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average members or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a member or an insured, as applicable, the member’s or insured’s, as applicable, revenues, are no longer recognized in the calculation.

(4)

Certain programs historically offered as retail arrangements are currently offered as wholesale arrangements where the Company receives lower annualized price points and pays no related commission expense. Additionally, more recently, the Company has entered into other relationships with new and existing affinity partners, including arrangements where the affinity partner offers the Company’s membership programs at point of sale retail locations to their customers.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

(In millions, except share amounts)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$188.9	$69.8
Restricted cash	39.2	35.0
Receivables (net of allowance for doubtful accounts of $1.3 and $0.4, respectively)	124.5	112.2
Receivables from related parties	6.3	10.9
Profit-sharing receivables from insurance carriers	92.8	71.8
Prepaid commissions	61.1	64.7
Income taxes receivable	2.9	2.2
Other current assets	66.5	53.1

Total current assets	582.2	419.7
Property and equipment, net	111.2	98.9
Contract rights and list fees, net	27.1	34.3
Goodwill	407.1	318.8
Other intangibles, net	440.2	474.4
Receivables from related parties	—	3.5
Other non-current assets	145.4	119.8

Total assets	$1,713.2	$1,469.4

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.1	$20.2
Accounts payable and accrued expenses	393.3	281.4
Payables to related parties	16.3	14.7
Deferred revenue	170.6	199.1
Income taxes payable	5.8	6.6

Total current liabilities	595.1	522.0
Long-term debt	1,659.5	1,423.2
Deferred income taxes	37.9	34.6
Deferred revenue	23.3	30.5
Other long-term liabilities	71.3	65.9

Total liabilities	2,387.1	2,076.2

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	281.0	285.5
Accumulated deficit	(966.0)	(905.2)
Accumulated other comprehensive income	10.1	11.7

Total Affinion Group, Inc. deficit	(674.9)	(608.0)
Non-controlling interest in subsidiary	1.0	1.2

Total deficit	(673.9)	(606.8)

Total liabilities and deficit	$1,713.2	$1,469.4

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc., (“Affinion”) and its consolidated subsidiaries, and does not include the $350 million senior unsecured term loan facility incurred by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2009. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net revenues	$346.5	$361.1	$1,030.2	$1,028.6

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	143.8	161.0	423.6	452.9
Operating costs	92.5	88.2	275.7	261.2
General and administrative	33.0	29.2	106.6	85.5
Lease termination and associated costs	—	—	8.0	—
Depreciation and amortization	50.1	51.7	147.2	153.2

Total expenses	319.4	330.1	961.1	952.8

Income from operations	27.1	31.0	69.1	75.8
Interest income	3.9	3.5	11.1	4.5
Interest expense	(42.5)	(39.3)	(122.0)	(97.8)
Loss on extinguishment of debt	—	—	(7.4)	—
Other (expense) income, net	0.1	(4.8)	(1.8)	(11.5)

Loss before income taxes and non-controlling interest	(11.4)	(9.6)	(51.0)	(29.0)
Income tax expense	(1.6)	(6.4)	(9.0)	(9.9)

Net loss	(13.0)	(16.0)	(60.0)	(38.9)
Less: net income attributable to non- controlling interest	(0.3)	(0.3)	(0.8)	(0.7)

Net loss attributable to Affinion Group, Inc.	$(13.3)	$(16.3)	$(60.8)	$(39.6)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(In millions)

	For the Nine Months Ended
	September 30, 2010	September 30, 2009
Operating Activities
Net loss	$(60.0)	$(38.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	147.2	153.2
Amortization of favorable and unfavorable contracts	(1.7)	(1.7)
Amortization of debt discount and financing costs	8.1	5.7
Unrealized loss on interest rate swaps	7.3	2.2
Unrealized foreign currency transaction loss	1.9	11.6
Loss on extinguishment of debt	7.4	—
Lease termination and associated costs	8.0	—
Stock-based compensation	6.4	3.8
Interest accretion on held-to-maturity debt securities	(6.0)	(2.3)
Deferred income taxes	4.3	(6.8)
Payment received for assumption of loyalty points program liability	6.5	6.7
Net change in assets and liabilities:
Restricted cash	(3.5)	0.7
Receivables	9.4	(18.9)
Receivables from and payables to related parties	(8.7)	1.3
Profit-sharing receivables from insurance carriers	(21.1)	10.4
Prepaid commissions	3.3	(2.3)
Other current assets	(12.6)	(3.1)
Contract rights and list fees	0.3	(1.7)
Other non-current assets	0.5	(16.7)
Accounts payable and accrued expenses	71.1	36.3
Deferred revenue	(35.1)	(27.4)
Income taxes receivable and payable	(1.8)	12.7
Other long-term liabilities	(3.2)	(4.8)
Other, net	3.8	(1.1)

Net cash provided by operating activities	131.8	118.9

Investing Activities
Capital expenditures	(29.4)	(28.2)
Restricted cash	(1.0)	0.2
Purchase of held-to-maturity debt securities of Affinion Group Holdings, Inc.	—	(44.8)
Acquisition-related payments, net of cash acquired	(168.1)	(2.3)
Other investing activity	(1.0)	—

Net cash used in investing activities	(199.5)	(75.1)

Financing Activities
Proceeds from new borrowings	875.0	—
Principal payments on borrowings	(653.2)	(6.7)
Proceeds from issuance of senior notes	—	136.5
Deferred financing costs	(27.0)	(4.3)
Repayments under line of credit, net	—	(57.0)
Return of capital to parent company	(4.5)	(26.2)
Distribution to non-controlling interest	(1.0)	(0.7)

Net cash provided by financing activities	189.3	41.6

Effect of changes in exchange rates on cash and cash equivalents	(2.5)	1.5

Net increase in cash and cash equivalents	119.1	86.9
Cash and cash equivalents, beginning of period	69.8	36.3

Cash and cash equivalents, end of period	$188.9	$123.2

Supplemental Disclosure of Cash Flow Information:
Interest payments	$73.2	$65.2

Income tax payments	$6.3	$3.7

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net Revenues			Segment EBITDA (1)
	For the Three Months Ended September 30,		Increase (Decrease)	For the Three Months Ended September 30,		Increase (Decrease)
	2010	2009		2010	2009
Affinion North America
Membership products	$171.7	$184.8	$(13.1)	$34.7	$38.3	$(3.6)
Insurance and package products	87.1	89.7	(2.6)	24.6	27.0	(2.4)
Loyalty products	30.1	19.6	10.5	10.0	6.8	3.2
Eliminations	(0.9)	(0.8)	(0.1)	—	—	—

Total North America	288.0	293.3	(5.3)	69.3	72.1	(2.8)
Affinion International
International products	58.5	67.8	(9.3)	7.8	12.7	(4.9)

Total products	346.5	361.1	(14.6)	77.1	84.8	(7.7)
Corporate	—	—	—	0.1	(2.1)	2.2

Total	$346.5	$361.1	$(14.6)	77.2	82.7	(5.5)

Depreciation and amortization				(50.1)	(51.7)	1.6

Income from operations				$27.1	$31.0	$(3.9)

	Net Revenues			Segment EBITDA (1)
	For the Nine Months Ended September 30,		Increase (Decrease)	For the Nine Months Ended September 30,		Increase (Decrease)
	2010	2009		2010	2009
Affinion North America
Membership products	$517.5	$534.5	$(17.0)	$104.6	$104.7	$(0.1)
Insurance and package products	264.0	257.3	6.7	78.4	82.5	(4.1)
Loyalty products	71.0	54.2	16.8	22.1	18.1	4.0
Eliminations	(2.6)	(2.8)	0.2	—	—	—

Total North America	849.9	843.2	6.7	205.1	205.3	(0.2)
Affinion International
International products	180.3	185.4	(5.1)	21.1	28.9	(7.8)

Total products	1,030.2	1,028.6	1.6	226.2	234.2	(8.0)
Corporate	—	—	—	(9.9)	(5.2)	(4.7)

Total	$1,030.2	$1,028.6	$1.6	216.3	229.0	(12.7)

Depreciation and amortization				(147.2)	(153.2)	6.0

Income from operations				$69.1	$75.8	$(6.7)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion on Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended September 30, 2010 and the three and nine months ended September 30, 2010 and 2009 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010(a)	2010	2009	2010	2009
Net cash provided by operating activities	$115.7	$54.2	$24.6	$131.8	$118.9
Interest expense, net	139.2	38.6	35.8	110.9	93.3
Income tax expense	10.8	1.6	6.4	9.0	9.9
Amortization of favorable and unfavorable contracts	2.2	0.6	0.6	1.7	1.7
Amortization of debt discount and financing costs	(10.6)	(2.8)	(2.5)	(8.1)	(5.7)
Unrealized loss on interest rate swaps	(4.2)	(1.3)	(5.0)	(7.3)	(2.2)
Deferred income taxes	(15.6)	1.5	3.2	(4.3)	6.8
Interest accretion on held-to-maturity debt securities	8.0	2.0	1.9	6.0	2.3
Payment received for assumption of loyalty points program liability	(6.5)	(3.8)	(6.0)	(6.5)	(6.7)
Changes in assets and liabilities	62.7	(11.1)	24.9	(2.4)	14.6
Effect of the Transactions, reorganizations, certain legal costs, and net cost savings(b)	11.8	4.1	—	8.5	(1.3)
Other, net(c)	16.8	0.4	2.2	12.9	2.5

Adjusted EBITDA, excluding Connexions(d)(e)	330.3	$84.0	$86.1	$252.2	$234.1
Effect of the Connexions acquisition(f)	12.9

Adjusted EBITDA, including Connexions	$343.2

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.

(b)	Effect of the Transactions, reorganizations, certain legal costs and net cost savings—eliminates the effects of the Transactions, legal expenses for certain legal matters, and certain severance costs.
(c)

Other, net—represents the elimination of net changes in certain reserves, foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, the loss from an investment accounted for under the equity method, consulting fees paid to Apollo, costs related to acquisitions and facility exit costs.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Connexions does not give pro forma effect to our acquisition of a marketing services and procurement services provider for a leading Italian financial institution that was completed in the fourth quarter of 2009, the acquisition of credit card registration membership contracts from a U.S.-based financial institution that was completed in the first quarter of 2010 and the acquisition of providers of loyalty rewards travel solutions in North America that was completed in the third quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisitions had occurred on October 1, 2009 in calculating the Adjusted EBITDA under our amended and restated senior secured credit facility and the indentures governing our senior notes and senior subordinated notes.

(f)	Gives effect to the completion of the Connexions acquisition as if it had occurred on October 1, 2009.

TABLE 6 – cont’d

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended September 30, 2010 and the three and nine months ended September 30, 2010 and 2009 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010(a)	2010	2009	2010	2009
Net loss attributable to Affinion Group, Inc.	$(71.2)	$(13.3)	$(16.3)	$(60.8)	$(39.6)
Interest expense, net	139.2	38.6	35.8	110.9	93.3
Income tax expense	10.8	1.6	6.4	9.0	9.9
Non-controlling interest	1.0	0.3	0.3	0.8	0.7
Other expense (income), net	2.3	(0.1)	4.8	1.8	11.5
Loss on extinguishment of debt	7.4	—	—	7.4	—
Depreciation and amortization	195.0	50.1	51.7	147.2	153.2
Effect of the Transactions, reorganizations and non-recurring revenues and gains(b)	(6.4)	(1.4)	(1.9)	(4.6)	(5.7)
Certain legal costs(c)	11.2	4.7	1.4	9.9	1.3
Net cost savings(d)	7.0	0.8	0.5	3.2	3.1
Other, net(e)	34.0	2.7	3.4	27.4	6.4

Adjusted EBITDA, excluding Connexions(f)(g)	330.3	$84.0	$86.1	$252.2	$234.1
Effect of the Connexions acquisition(h)	12.9

Adjusted EBITDA, including Connexions	$343.2

Interest coverage ratio(i)	2.61
Consolidated leverage ratio(j)	4.75
Fixed charge coverage ratio(k)	2.39

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.

(b)	Effect of the Transactions, reorganizations and non-recurring revenues and gains—eliminates the effects of the Transactions.
(c)	Certain legal costs—represents the elimination of legal costs, net of reimbursements, for certain litigation matters.
(d)	Net cost savings—represents the elimination of severance costs incurred.
(e)

Other, net—represents the elimination of (i) net changes in certain reserves, (ii) stock-based compensation expense, (iii) foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Connexions does not give pro forma effect to our acquisition of a marketing services and procurement services provider for a leading Italian financial institution that was completed in the fourth quarter of 2009, the acquisition of credit card registration membership contracts from a U.S.-based financial institution that was completed in the first quarter of 2010 and the acquisition of providers of loyalty rewards travel solutions in North America that was completed in the third quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisitions had occurred on October 1, 2009 in calculating the Adjusted EBITDA under our amended and restated senior secured credit facility and the indentures governing our senior notes and senior subordinated notes.

(h)	Gives effect to the completion of the Connexions acquisition as if it had occurred on October 1, 2009.
(i)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at September 30, 2010.

(j)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.75 to 1.0 at September 30, 2010.

(k)

The fixed charge coverage ratio is defined in the indentures governing our senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing fees associated with the amended and restated senior secured credit facility entered into on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended September 30, 2010 and the three and nine months ended September 30, 2010 and 2009 to our Segment EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010(a)	2010	2009	2010	2009
Net loss attributable to Affinion Group, Inc.	$(71.2)	$(13.3)	$(16.3)	$(60.8)	$(39.6)
Interest expense, net	139.2	38.6	35.8	110.9	93.3
Income tax expense	10.8	1.6	6.4	9.0	9.9
Non-controlling interest	1.0	0.3	0.3	0.8	0.7
Other expense (income), net	2.3	(0.1)	4.8	1.8	11.5
Loss on extinguishment of debt	7.4	—	—	7.4	—
Depreciation and amortization	195.0	50.1	51.7	147.2	153.2

Segment EBITDA	$284.5	$77.2	$82.7	$216.3	$229.0

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

(In millions, except share amounts)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$188.9	$69.8
Restricted cash	39.2	35.0
Receivables (net of allowance for doubtful accounts of $1.3 and $0.4, respectively)	124.5	112.2
Receivables from related parties	5.7	8.9
Profit-sharing receivables from insurance carriers	92.8	71.8
Prepaid commissions	61.1	64.7
Income taxes receivable	2.9	2.2
Other current assets	66.9	53.1

Total current assets	582.0	417.7
Property and equipment, net	111.2	98.9
Contract rights and list fees, net	27.1	34.3
Goodwill	407.1	318.8
Other intangibles, net	440.2	474.4
Receivables from related parties	—	3.5
Other non-current assets	81.7	68.0

Total assets	$1,649.3	$1,415.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.1	$20.2
Accounts payable and accrued expenses	398.9	290.8
Payables to related parties	3.8	5.2
Deferred revenue	170.6	199.1
Income taxes payable	5.8	6.6

Total current liabilities	588.2	521.9
Long-term debt	1,963.5	1,702.6
Deferred income taxes	37.9	34.6
Deferred revenue	23.3	30.5
Mandatorily redeemable preferred stock	38.6	35.2
Other long-term liabilities	71.3	70.4

Total liabilities	2,722.8	2,395.2

Commitments and contingencies

Deficit:
Common stock, $0.01 par value, 350,000,000 shares authorized, 59,908,103 and 59,899,140 shares issued and 59,740,943 and 59,710,890 shares outstanding	0.6	0.6
Additional paid-in capital	60.1	56.7
Warrants	16.7	16.7
Accumulated deficit	(1,160.9)	(1,065.7)
Accumulated other comprehensive income	10.1	11.7
Treasury stock, at cost	(1.1)	(0.8)

Total Affinion Group Holdings, Inc. deficit	(1,074.5)	(980.8)
Non-controlling interest in subsidiary	1.0	1.2

Total deficit	(1,073.5)	(979.6)

Total liabilities and deficit	$1,649.3	$1,415.6

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net revenues	$346.5	$361.1	$1,030.2	$1,028.6

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	143.8	161.0	423.6	452.9
Operating costs	92.5	88.2	275.7	261.2
General and administrative	33.0	29.3	106.8	85.7
Lease termination and associated costs	—	—	8.0	—
Depreciation and amortization	50.1	51.7	147.2	153.2

Total expenses	319.4	330.2	961.3	953.0

Income from operations	27.1	30.9	68.9	75.6
Interest income	0.2	—	0.4	0.3
Interest expense	(50.5)	(47.9)	(145.5)	(126.5)
Gain (loss) on extinguishment of debt	—	—	(7.4)	26.5
Other (expense) income, net	0.1	(4.8)	(1.8)	(11.5)

Loss before income taxes and non- controlling interest	(23.1)	(21.8)	(85.4)	(35.6)
Income tax expense	(1.6)	(6.4)	(9.0)	(9.9)

Net loss	(24.7)	(28.2)	(94.4)	(45.5)
Less: net income attributable to non- controlling interest	(0.3)	(0.3)	(0.8)	(0.7)

Net loss attributable to Affinion Group Holdings, Inc.	$(25.0)	$(28.5)	$(95.2)	$(46.2)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(In millions)

	For the Nine Months Ended
	September 30, 2010	September 30, 2009
Operating Activities
Net loss	$(94.4)	$(45.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	147.2	153.2
Amortization of favorable and unfavorable contracts	(1.7)	(1.7)
Amortization of debt discount and financing costs	9.6	7.4
Preferred stock dividend and accretion	3.4	3.2
Unrealized loss on interest rate swaps	2.9	2.1
Unrealized foreign currency transaction loss	1.9	11.6
Loss (gain) on extinguishment of debt	7.4	(26.5)
Lease termination and associated costs	8.0	—
Stock-based compensation	6.4	3.8
Deferred income taxes	4.3	(6.8)
Payment received for assumption of loyalty points program liability	6.5	6.7
Net change in assets and liabilities:
Restricted cash	(3.5)	0.7
Receivables	9.4	(18.9)
Receivables from and payables to related parties	(0.6)	3.3
Profit-sharing receivables from insurance carriers	(21.1)	10.4
Prepaid commissions	3.3	(2.3)
Other current assets	(13.0)	(3.2)
Contract rights and list fees	0.3	(1.7)
Other non-current assets	0.5	(16.7)
Accounts payable and accrued expenses	87.1	41.1
Deferred revenue	(35.1)	(27.4)
Income taxes receivable and payable	(1.8)	12.7
Other long-term liabilities	(3.2)	(4.8)
Other, net	3.8	(1.1)

Net cash provided by operating activities	127.6	99.6

Investing Activities
Capital expenditures	(29.4)	(28.2)
Restricted cash	(1.0)	0.2
Acquisition-related payments, net of cash acquired	(168.1)	(2.3)
Other investing activity	(1.0)	—

Net cash used in investing activities	(199.5)	(30.3)

Financing Activities
Proceeds from new borrowings	875.0	—
Principal payments on borrowings	(653.2)	(57.7)
Proceeds from issuance of senior notes	—	136.5
Deferred financing costs	(27.0)	(5.1)
Repayments under line of credit, net	—	(57.0)
Purchase of treasury stock	(0.3)	—
Forfeited dividends on restricted stock	—	0.1
Distribution to non-controlling interest	(1.0)	(0.7)

Net cash provided by financing activities	193.5	16.1

Effect of changes in exchange rates on cash and cash equivalents	(2.5)	1.5

Net increase in cash and cash equivalents	119.1	86.9
Cash and cash equivalents, beginning of period	69.8	36.3

Cash and cash equivalents, end of period	$188.9	$123.2

Supplemental Disclosure of Cash Flow Information:
Interest payments	$77.8	$84.6

Income tax payments	$6.3	$3.7

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net Revenues			Segment EBITDA(1)
	For the Three Months Ended September 30,		Increase (Decrease)	For the Three Months Ended September 30,		Increase (Decrease)
	2010	2009		2010	2009
Affinion North America
Membership products	$171.7	$184.8	$(13.1)	$34.7	$38.3	$(3.6)
Insurance and package products	87.1	89.7	(2.6)	24.6	27.0	(2.4)
Loyalty products	30.1	19.6	10.5	10.0	6.8	3.2
Eliminations	(0.9)	(0.8)	(0.1)	—	—	—

Total North America	288.0	293.3	(5.3)	69.3	72.1	(2.8)
Affinion International
International products	58.5	67.8	(9.3)	7.8	12.7	(4.9)

Total products	346.5	361.1	(14.6)	77.1	84.8	(7.7)
Corporate	—	—	—	0.1	(2.2)	2.3

Total	$346.5	$361.1	$(14.6)	77.2	82.6	(5.4)

Depreciation and amortization				(50.1)	(51.7)	1.6

Income from operations				$27.1	$30.9	$(3.8)

	Net Revenues			Segment EBITDA (1)
	For the Nine Months Ended September 30,		Increase (Decrease)	For the Nine Months Ended September 30,		Increase (Decrease)
	2010	2009		2010	2009
Affinion North America
Membership products	$517.5	$534.5	$(17.0)	$104.6	$104.7	$(0.1)
Insurance and package products	264.0	257.3	6.7	78.4	82.5	(4.1)
Loyalty products	71.0	54.2	16.8	22.1	18.1	4.0
Eliminations	(2.6)	(2.8)	0.2	—	—	—

Total North America	849.9	843.2	6.7	205.1	205.3	(0.2)
Affinion International
International products	180.3	185.4	(5.1)	21.1	28.9	(7.8)

Total products	1,030.2	1,028.6	1.6	226.2	234.2	(8.0)
Corporate	—	—	—	(10.1)	(5.4)	(4.7)

Total	$1,030.2	$1,028.6	$1.6	216.1	228.8	(12.7)

Depreciation and amortization				(147.2)	(153.2)	6.0

Income from operations				$68.9	$75.6	$(6.7)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion on Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of Holdings’ consolidated net cash provided by operating activities for the twelve months ended September 30, 2010 and the three and nine months ended September 30, 2010 and 2009 to Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010(a)	2010	2009	2010	2009
Net cash provided by operating activities	$111.5	$53.8	$22.6	$127.6	$99.6
Interest expense, net	184.6	50.3	47.9	145.1	126.2
Income tax expense	10.8	1.6	6.4	9.0	9.9
Amortization of favorable and unfavorable contracts	2.2	0.6	0.6	1.7	1.7
Amortization of debt discount and financing costs	(12.6)	(3.4)	(3.0)	(9.6)	(7.4)
Preferred stock dividend and accretion	(4.5)	(1.2)	(1.1)	(3.4)	(3.2)
Unrealized loss on interest rate swaps	—	(0.6)	(3.7)	(2.9)	(2.1)
Deferred income taxes	(15.6)	1.5	3.2	(4.3)	6.8
Payment received for assumption of loyalty points program liability	(6.5)	(3.8)	(6.0)	(6.5)	(6.7)
Changes in assets and liabilities	31.5	(19.3)	16.9	(26.1)	7.9
Effect of the Transactions, reorganizations, certain legal costs, and net cost savings(b)	11.8	4.1	—	8.5	(1.3)
Other, net(c)	16.9	0.4	2.2	13.0	2.6

Adjusted EBITDA, excluding Connexions(d)(e)	330.1	$84.0	$86.0	$252.1	$234.0
Effect of the Connexions acquisition(f)	12.9

Adjusted EBITDA, including Connexions	$343.0

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.

(b)	Effect of the Transactions, reorganizations, certain legal costs and net cost savings—eliminates the effects of the Transactions, legal expenses for certain legal matters, and certain severance costs.
(c)

Other, net—represents the elimination of net changes in certain reserves, foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, the loss from an investment accounted for under the equity method, consulting fees paid to Apollo, costs related to acquisitions and facility exit costs.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Connexions does not give pro forma effect to the Company’s acquisition of a marketing services and procurement services provider for a leading Italian financial institution that was completed in the fourth quarter of 2009, the acquisition of credit card registration membership contracts from a U.S.-based financial institution that was completed in the first quarter of 2010 and the acquisition of providers of loyalty rewards travel solutions in North America that was completed in the third quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisitions had occurred on October 1, 2009 in calculating the Adjusted EBITDA under the Company’s amended and restated senior secured credit facility, the indentures governing the Company’s senior notes and senior subordinated notes and the indenture governing Holdings’ senior notes.

(f)	Gives effect to the completion of the Connexions acquisition as if it had occurred on October 1, 2009.

Set forth below is a reconciliation of Holdings’ consolidated net loss for the twelve months ended September 30, 2010 and the three and nine months ended September 30, 2010 and 2009 to Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010(a)	2010	2009	2010	2009
Net loss attributable to Affinion Group Holdings, Inc.	$(116.3)	$(25.0)	$(28.5)	$(95.2)	$(46.2)
Interest expense, net	184.6	50.3	47.9	145.1	126.2
Income tax expense	10.8	1.6	6.4	9.0	9.9
Non-controlling interest	1.0	0.3	0.3	0.8	0.7
Other expense (income), net	1.7	(0.1)	4.8	1.8	11.5
Loss (gain) on extinguishment of debt	7.4	—	—	7.4	(26.5)
Depreciation and amortization	195.0	50.1	51.7	147.2	153.2
Effect of the Transactions, reorganizations and non-recurring revenues and gains(b)	(6.4)	(1.4)	(1.9)	(4.6)	(5.7)
Certain legal costs(c)	11.2	4.7	1.4	9.9	1.3
Net cost savings(d)	7.0	0.8	0.5	3.2	3.1
Other, net(e)	34.1	2.7	3.4	27.5	6.5

Adjusted EBITDA, excluding Connexions(f)(g)	330.1	$84.0	$86.0	$252.1	$234.0
Effect of the Connexions acquisition(h)	12.9

Adjusted EBITDA, including Connexions	$343.0

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.

(b)	Effect of the Transactions, reorganizations and non-recurring revenues and gains—eliminates the effects of the Transactions.
(c)	Certain legal costs—represents the elimination of legal costs, net of reimbursements, for certain litigation matters.
(d)	Net cost savings—represents the elimination of severance costs incurred.
(e)

Other, net—represents the elimination of (i) net changes in certain reserves, (ii) stock-based compensation expense, (iii) foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Connexions does not give pro forma effect to the Company’s acquisition of a marketing services and procurement services provider for a leading Italian financial institution that was completed in the fourth quarter of 2009, the acquisition of credit card registration membership contracts from a U.S.-based financial institution that was completed in the first quarter of 2010, and the acquisition of providers of loyalty rewards travel solutions in North America that was completed in the third quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisitions had occurred on October 1, 2009 in calculating the Adjusted EBITDA under the Company’s amended and restated senior secured credit facility, the indentures governing the Company’s senior notes and senior subordinated notes and the indenture governing Holdings’ senior notes.

(h)	Gives effect to the completion of the Connexions acquisition as if it had occurred on October 1, 2009.

TABLE 11 – cont’d

Set forth below is a reconciliation of Holdings’ consolidated net loss for the twelve months ended September 30, 2010 and the three and nine months ended September 30, 2010 and 2009 to our Segment EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010(a)	2010	2009	2010	2009
Net loss attributable to Affinion Group Holdings, Inc.	$(116.3)	$(25.0)	$(28.5)	$(95.2)	$(46.2)
Interest expense, net	184.6	50.3	47.9	145.1	126.2
Income tax expense	10.8	1.6	6.4	9.0	9.9
Non-controlling interest	1.0	0.3	0.3	0.8	0.7
Other expense (income), net	1.7	(0.1)	4.8	1.8	11.5
Loss (gain) on extinguishment of debt	7.4	—	—	7.4	(26.5)
Depreciation and amortization	195.0	50.1	51.7	147.2	153.2

Segment EBITDA	$284.2	$77.2	$82.6	$216.1	$228.8

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.